UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-12

SMARTSTOP SELF STORAGE REIT, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

SMARTSTOP SELF STORAGE REIT, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 26, 2020

To the Stockholders of SmartStop Self Storage REIT, Inc. (formerly known as Strategic Storage Trust II, Inc.):

I am pleased to invite you to the annual meeting of stockholders of SmartStop Self Storage REIT, Inc., a Maryland corporation.  This year’s annual meeting will be a completely “virtual meeting.”  You will be able to attend the annual meeting and vote and submit your questions during the annual meeting via live webcast by visiting http://www.meetingcenter.io/227779788.  At the annual meeting, stockholders will be asked to consider and vote upon:

1.	the election of five directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualifies;
2.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
3.	the approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers;
4.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
5.	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors has fixed the close of business on March 31, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.  Only record holders of common stock, consisting of either Class A shares or Class T shares, at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement.  If you have questions about these proposals or would like additional copies of the proxy statement, please contact Nicholas Look, our General Counsel and Secretary, via mail at 10 Terrace Road, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend the live webcast or not, it is important that your shares be voted on matters that come before the annual meeting.  None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us.  To make voting easier for you, you may authorize a proxy to vote your shares in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.proxy-direct.com; or (3) by telephone at (800) 337-3503.  If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting and are encouraged to attend the live webcast.  Whether or not you plan to attend the live webcast, please authorize a proxy to vote your shares using one of the three prescribed methods.  Your vote is very important.

By Order of the Board of Directors,

/s/ Nicholas M. Look
Nicholas M. Look
General Counsel and Secretary

Ladera Ranch, California
April 29, 2020

SMARTSTOP SELF STORAGE REIT, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of SmartStop Self Storage REIT, Inc. (formerly known as Strategic Storage Trust II, Inc.) (the “Company”) for use at the annual meeting of our stockholders and at any postponement or adjournment thereof.  References in this proxy statement to “we,” “us,” “our,” or like terms also refer to the Company.  The mailing address of our principal executive offices is 10 Terrace Road, Ladera Ranch, California 92694.  We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 29, 2020. Our 2019 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

___________________________________________________________________________________

Q:When and where will the annual meeting be held?

A:

Our 2020 annual meeting of stockholders will be held on June 26, 2020 at 8:30 a.m. (PDT). The annual meeting will be held in a virtual meeting format only and can be accessed online at http://www.meetingcenter.io/227779788.  There is no physical location for the annual meeting.  In order to attend the virtual meeting, you will need your control number and the password for the meeting.  The password for this meeting is SSSS2020.  Your control number will be supplied to you via your proxy card.  At the annual meeting, you will be allowed to vote your shares within the online portal, as well as submit questions.  The online portal will open 15 minutes before the beginning of the annual meeting.

____________________________________________________________________________________

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to consider and vote upon:

•	the election of five directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify;
•	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
•	the approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers;
•	the ratification of the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2020; and
•	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first four bullet points listed above.

____________________________________________________________________________________

Q:	Who can vote at the meeting?

A:

Stockholders of record, consisting of holders of either Class A shares or Class T shares of our common stock, as of the close of business on March 31, 2020, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date.  As of the close of business on the record date, we had approximately 59.5 million shares of common stock issued, outstanding and eligible to vote.

____________________________________________________________________________________

Q:	How many votes do I have?

A:	Each outstanding Class A share and Class T share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

____________________________________________________________________________________

Q:	How can I vote?

A:	You may vote in person via webcast at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:
•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;
•	via the Internet at www.proxy-direct.com; or
•	via telephone at (800) 337-3503.

Regardless of whether you plan to attend the annual meeting, we encourage you to authorize a proxy to vote your shares in accordance with one of the methods described above.  None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us.  If you authorize a proxy to vote your shares, you may still attend the annual meeting and vote in person via webcast.  If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

____________________________________________________________________________________

Q:How will my proxy be voted?

A:

Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card.  If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to: (1) the election of directors; (2) the advisory vote on the compensation of our named executive officers; (3) the advisory vote upon the frequency of future advisory votes on executive compensation; and (4) the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2020.

If other matters requiring the vote of our stockholders come before the meeting, the persons named in the proxy card will vote the proxies held by them in their discretion.

____________________________________________________________________________________

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

(1)	“FOR” each of the nominees to our board of directors;
(2)	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
(3)	“EVERY TWO YEARS” for the approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and
(4)	“FOR” the ratification of BDO as our independent registered public accounting firm for the year ending December 31, 2020.

____________________________________________________________________________________

Q:What vote is required to approve each proposal?

A:

Election of Directors.  Each director is elected by the affirmative vote of a plurality of all votes cast at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Advisory Vote on Executive Compensation.  The advisory vote on the compensation of our named executive officers is approved by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present.  Votes are cast either in person via webcast or by proxy.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.  As an advisory vote, this proposal is not binding on us, our board of directors, or the Compensation Committee of our board of directors. Our board of directors and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.  The option of one year, two years, or three years that receives a majority of all the votes cast at the annual meeting, if a quorum is present, will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. If none of the options receive a majority of the votes cast, it is the intention of the board of directors to treat the option that receives the most votes as the option selected by the stockholders. Votes are cast either in person via webcast or by proxy.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.  As an advisory vote, this proposal is not binding on us, our board of directors, or the Compensation Committee of our board of directors.  However, our board of directors and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay proposal.

Ratification of Appointment of Independent Accounting Firm.  The appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2020 is ratified by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present.  Votes are cast either in person via webcast or by proxy.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.  In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

____________________________________________________________________________________

Q:What constitutes a “quorum”?

A:

The presence at the annual meeting, in person via webcast or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.  There must be a quorum for a meeting to be held.  Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

____________________________________________________________________________________

Q:How can I change my vote or revoke my proxy?

A:

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a properly executed, later-dated proxy (via mail, the Internet, or telephone), by attending the annual meeting and voting in person via webcast or by written notice addressed to: SmartStop Self Storage REIT, Inc., Attention: Nicholas Look, Secretary, 10 Terrace Road, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

____________________________________________________________________________________

Q:Who will bear the costs of soliciting votes for the meeting?

A:

We will bear the entire cost of the solicitation of proxies from our stockholders.  We have retained Computershare to assist us in connection with the solicitation of proxies for the annual meeting.   Computershare will be paid fees of approximately $70,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person via webcast, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities.  We also expect to incur approximately $25,000 in expenses related to printing of these proxy materials and our annual report.  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

____________________________________________________________________________________

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports, which allows us to send a single proxy statement or annual report to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family.  This procedure is referred to as “householding.”  This rule benefits both you and us.  It reduces the volume of duplicate information received at your household and helps us reduce expenses.  Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered.  If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to SmartStop Self Storage REIT, Inc., Attention: Nicholas Look, Secretary, 10 Terrace Road, Ladera Ranch, California 92694, or call us at (877) 327-3485.  Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

_____________________________________________________________________________________

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:

In order for a stockholder proposal to be properly submitted for presentation at our 2021 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 30, 2020 and ending January 29, 2021. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 30, 2020. All proposals must contain the information specified in, and otherwise comply with, our bylaws.  Proposals should be sent via registered, certified or express mail to: SmartStop Self Storage REIT, Inc., Attention: Nicholas Look, Secretary, 10 Terrace Road, Ladera Ranch, California 92694.  For additional information, see the “Stockholder Proposals” section in this proxy statement.

_____________________________________________________________________________________

Q:	Who do I call if I have questions about the meeting?

A:

We have retained Computershare to assist with the proxy process. If you have any questions related to the annual meeting (including the new virtual format) or voting your proxy, you can call Computershare and talk to a live proxy representative toll free at (866) 963-6127 with any proxy related questions.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors.  Our board of directors is responsible for the management and control of our affairs.  Our board of directors consists of H. Michael Schwartz, our Founder, Executive Chairman and Chairman of our board of directors, Paula Mathews, and three independent directors, Timothy S. Morris, David J. Mueller and Harold “Skip” Perry, each of whom has been nominated by our board of directors for re-election to serve until our 2021 annual meeting of stockholders and until his or her successor is elected and qualifies.  For more detailed information on our directors, see the “Executive Officers and Directors” section below.  Our board of directors has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee.

Leadership Structure

We do not have a policy to separate the roles of principal executive officer and Chairman of the board of directors, as the board of directors believes it is in the best interests of the Company to make that determination based on our current size, the size of our board of directors, the participation of our independent directors in the oversight of our operations and strategy, and the position and direction of the Company. Presently, the board has determined it is in the best interests of the Company for H. Michael Schwartz to serve as our Executive Chairman and Chairman of our board of directors, and Michael S. McClure to serve as our Chief Executive Officer.

Meetings of our Board of Directors

During 2019, our board of directors held 10 meetings.  Each of our directors attended at least 75% of the meetings of the board of directors and committees on which he or she served.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE) and applicable rules and regulations of the SEC.  Our board of directors has determined that Messrs. Morris, Mueller, and Perry each meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors.  If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address.  If the concern relates to our governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address.  If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary.  All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management.  The board’s risk management role has no impact on its leadership structure.  The Audit Committee of our board of directors, which consists of our three independent directors, annually reviews with management our policies with respect to risk assessment and risk management.

Code of Ethics

Our board of directors adopted an amended Code of Ethics and Business Conduct on September 16, 2019 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and our employees.  We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics.  A copy of the Code of Ethics is available on our website at www.strategicreit.com/site/sst2/page/information#gov.

Audit Committee

General

Our board of directors adopted an amended charter for the Audit Committee on September 16, 2019 (the “Audit Committee Charter”).  A copy of our Audit Committee Charter is available in the “Information — Governance” section of our website located at http://www.strategicreit.com/site/sst2/page/information#gov.  The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.  The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our three independent directors, Timothy S. Morris, David J. Mueller and Harold “Skip” Perry, with Mr. Mueller currently serving as Chairman of the Audit Committee. Our board of directors has determined that Mr. Mueller satisfies the requirements for an “Audit Committee financial expert” and has designated Mr. Mueller as the audit committee financial expert in accordance with applicable SEC rules. The Audit Committee held six meetings during 2019.

Relationship with Principal Auditor

Overview

On the recommendation of the Audit Committee, our board of directors has appointed BDO as our independent registered public accounting firm (“independent auditor”), for the year ending December 31, 2020.  Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance practice.  Even if the selection is ratified, the Audit Committee reserves the right to select a new independent auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company.  Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.  If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of BDO are expected to be present via webcast at the annual meeting and will have an opportunity to make a statement if they desire.  The representatives will also be available to respond to appropriate questions from our stockholders.

Pre-Approval Policies

The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence.  In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules.  The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by BDO for the years ended December 31, 2019 and 2018 were pre-approved in accordance with the policies set forth above.

Fees to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by BDO, as well as the fees charged by BDO for such services. The aggregate fees for professional accounting services provided by BDO, including the audit of our annual financial statements, for the years ended December 31, 2019 and 2018, respectively, are set forth in the table below.

	BDO USA, LLP for the Year Ended December 31, 2019	BDO USA, LLP for the Year Ended December 31, 2018
Audit Fees	$320,133	$187,199
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$320,133	$187,199

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•

Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the Internal Revenue Service (IRS) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others.  The Audit Committee is composed of three independent directors and met six times during the year ended December 31, 2019. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing.  In addition, the independent auditors devote more time and have access to more information than does the Audit Committee.  Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial reporting and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.”  The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit.  The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.  Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

David J. Mueller (Chairman)
Timothy S. Morris
Harold “Skip” Perry

March 23, 2020

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our board of directors adopted an amended charter for the Nominating and Corporate Governance Committee on September 16, 2019 (the “Nominating and Corporate Governance Committee Charter”).  A copy of the Nominating and Corporate Governance Committee Charter is available in the “Information — Governance” section of our website located at http://www.strategicreit.com/site/sst2/page/information#gov.  The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions.  The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our Charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised.  The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules, and regulations.

The members of the Nominating and Corporate Governance Committee are our three independent directors, Timothy S. Morris, David J. Mueller and Harold “Skip” Perry, with Mr. Perry serving as Chairman of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held 21 meetings during 2019, including 16 meetings of the Nominating and Corporate Governance Committee members as special committees for the purpose of evaluating strategic transactions.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors.  This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise.  Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings.  It also is expected that independent directors nominated by our board of directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors.  As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee.  Pursuant to our bylaws, however, vacancies in the board may be filled only by a majority of the remaining directors.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors.  In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, and management of the Company.  The Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria.  In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock.  Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 20–24, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination.  In particular, our Nominating and Corporate Governance Committee considered (1) H. Michael Schwartz’s active participation in the management of our operations and his experience in the self storage industry, (2) Paula Mathews’ extensive real estate management experience, and particularly self storage experience, across multiple organizations, including our Company and SmartStop Asset Management, our former sponsor (“SAM”), (3) Timothy S. Morris’ extensive financial and management experience across multiple organizations over more than 30 years, (4) David J. Mueller’s more than 25 years of financial management experience, and (5) Harold “Skip” Perry’s more than 40 years of financial accounting, management and consulting experience in the real estate industry. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Morris, Mueller and Perry relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors on September 16, 2019.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, will be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our directors, each of the other committees of our board of directors, and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter to the extent permitted by Maryland law.  The Nominating and Corporate Governance Committee will evaluate such transactions based upon standards set forth in our Code of Ethics, as well as applicable laws, rules and regulations.

Compensation Committee

General

Our board of directors adopted a charter for the Compensation Committee on September 16, 2019 (the “Compensation Committee Charter”).  A copy of the Compensation Committee Charter is available in the “Information — Governance” section of our website located at http://www.strategicreit.com/site/sst2/page/information#gov.  The Compensation Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to officer and director compensation.  The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our employees; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations.

The members of our Compensation Committee are Messrs. Morris, Mueller, and Perry, with Mr. Morris serving as Chairman of the Compensation Committee.  The Compensation Committee held 10 meetings during 2019.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2019, decisions regarding director compensation were made by our Compensation Committee.

No member of the Compensation Committee served as an officer or employee of us or any of our affiliates during 2019, and none had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our Compensation Committee during the fiscal year ended December 31, 2019.

Executive Compensation

Background

Prior to June 28, 2019, we did not directly compensate our executive officers, including our named executive officers, for services rendered to us, and only our directors who were not employed by us or our affiliates, or by Strategic Storage Advisor II, LLC, our external advisor prior to June 28, 2019 (our “Former External Advisor”) or its affiliates, received compensation for their services to us.  A majority of our executive officers were also officers of our Former External Advisor and its affiliates, and were compensated by such entities for their services to us.  We paid these entities fees and reimbursed expenses pursuant to an advisory agreement. However, as a result of the closing of our initial public offering (the “Offering”) on January 9, 2017, none of our named executive officers’ time was spent on matters connected to our Offering during the 2019 fiscal year, and accordingly, there were no such fees or reimbursements to our Former External Advisor during the year for the named executive officers. In addition, we reimbursed SAM $328, which is the allocable amount of premiums paid on a life insurance policy SAM purchased for the benefit of H. Michael Schwartz’s beneficiaries. See “— Director Compensation for the Year Ended December 31, 2019 — Director Life Insurance Policies,” below.

On June 28, 2019, we acquired the self storage advisory, asset management, property management and certain joint venture interests of SAM, which included the self storage management team and self storage employees (the “Self Administration Transaction”). In connection with the Self Administration Transaction, the Compensation Committee retained FPL Associates, LP (“FPL Associates”) to assist us in various compensation-related matters. Accordingly, we (i) entered into severance agreements with our seven executive officers at such time and (ii) began to directly compensate such executive officers, which compensation was approved by the Compensation Committee and board of directors.  For more information regarding the various agreements relating to the Self Administration Transaction, please see “Certain Relationships and Related Transactions.”

Overview

The following discussion describes our executive compensation paid to the following named executive officers:

•	H. Michael Schwartz, our Executive Chairman,
•	Michael S. McClure, our Chief Executive Officer,
•	Wayne Johnson, our President and Chief Investment Officer, and
•	Michael O. Terjung, our Chief Accounting Officer.

The following discussion should be read in conjunction with the compensation tables and related disclosure set for the below.

Summary Compensation Table

The following table summarizes the compensation that we paid to each of our named executive officers during the years ended December 31, 2019 and 2018.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)	Awards(2)	Compensation	Compensation(3)		Total
H. Michael Schwartz, Executive Chairman and Former Chief Executive Officer	2019	$323,438	$320,205	$1,111,632	$-	$328	(4)	$1,755,275
	2018	$-	$-	$-	$-	$-		$-
Michael S. McClure, Chief Executive Officer	2019	$233,542	$270,445	$578,049	$-	$-		$1,082,036
	2018	$-	$-	$-	$-	$-		$-
Wayne Johnson, President and Chief Investment Officer	2019	$129,375	$160,143	$222,326	$-	$11,035	(5)	$522,879
	2018	$-	$-	$-	$-	$-		$-
Michael O. Terjung, Chief Accounting Officer	2019	$117,021	$107,685	$88,931	$-	$-		$313,637
	2018	$-	$-	$-	$-	$-		$-

(1)

During the fiscal year ended December 31, 2018 and prior to June 28, 2019, we had no employees and did not directly compensate any officers, including named executive officers.  Amounts shown in the “Salary” column reflect our direct compensation expenses subsequent to June 28, 2019.  Amounts shown in the “Bonus” column reflect bonuses earned for a full year of service by each individual, including time such individuals were employed by our Former External Advisor.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(3)	Except as otherwise disclosed herein, the aggregate incremental cost associated with each perquisite provided to our named executive officers was less than $10,000 for each named executive officer.

(4)

Represents payment of life insurance premiums in connection with Mr. Schwartz’s service on our board of directors, as discussed in “Director Compensation for the Year Ended December 31, 2019 — Director Life Insurance Policies” below.

(5)	Represents payment of health insurance premiums equal to $6,165 and 401(k) contributions equal to $4,870.

Narrative Explanation of Certain Aspects of Summary Compensation Table

Amounts shown in the “Stock Awards” column above consist of awards of time-based restricted stock (“RSAs”).  The shares of restricted stock vest ratably over a period of four years from grant date.  Recipients of RSAs are entitled to dividends or distributions paid or made on the underlying shares of restricted stock but only as and when the restricted shares to which the dividends or other distributions are attributable become vested.  Dividends or distributions made prior to such date will be held by the Company and transferred to the recipient on the date that the restricted shares become vested.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding restricted stock awards held by each of our named executive officers as of December 31, 2019.  The applicable vesting provisions are described in the footnote following the table.  For a description of the acceleration of vesting provisions applicable to the restricted stock held by our named executive officers, please see the subsection titled “Severance and Change in Control Benefits” below.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested(2)	Number of Unearned Shares, Units or Other Rights that Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
H. Michael Schwartz	6/28/2019	117,260.79	$1,250,000	-	$-
Michael S. McClure	6/28/2019	60,975.61	$650,000	-	$-
Wayne Johnson	6/28/2019	23,452.16	$250,000	-	$-
Michael O. Terjung	6/28/2019	9,380.86	$100,000	-	$-

(1)	All restricted stock awards vest ratably over a period of four years from grant date.
(2)

There is no public market for our shares.  Amount is calculated as the net asset value of a share of our common stock at the end of the last completed fiscal year, multiplied by the number of units of stock.

Severance and Change in Control Benefits

On June 28, 2019, the Compensation Committee adopted and approved the SmartStop Self Storage REIT, Inc. Executive Severance and Change of Control Plan (the “Severance Plan”) and designated certain of our executives, including our named executive officers, as participants (each, a “Participant” and together, the “Participants”) of the Severance Plan. The following are the terms of the Severance Plan, which benefits are in addition to standard accrued obligations:

Termination Without Cause or For Good Reason Not Related to a Change of Control: In the event a Participant’s employment with the Company is terminated by the Company without “cause” (other than by reason of death or disability) or by the Participant for “good reason” and such termination does not occur during a limited period following a “change of control” (each, as defined in the Severance Plan), the Participant will be entitled to receive (1) a Severance Payment (as defined below); (2) payment or reimbursement by the Company of the cost of premiums for healthcare continuation coverage over a number of years based on the Severance Payment period; (3) any unvested time-based equity awards that would have otherwise vested over the 12 month period following the date of termination (the “Termination Date”) will immediately vest; and (4) any unvested performance-based equity awards that remain outstanding on the Termination Date shall remain outstanding and eligible to be earned following the completion of the performance period based on achievement of performance goals, vesting pro rata if such award becomes earned based on days employed during the performance period. A “Severance Payment” is an amount equal to: (a) 2.0 if the Participant is the Executive Chairman or Chief Executive Officer of the Company, 1.5 if the Participant is the Chief Investment Officer or Chief Accounting Officer, or 1.0 if the Participant is another officer of the Company or its affiliates; multiplied by (b) the sum of: (i) such Participant’s highest base salary during the prior 2 years; plus (ii) such Participant’s Average Cash Bonus (generally measured over the prior 3 years, as set forth in the Severance Plan), payable in installments.

Change of Control: In the event of a “change of control” (as defined in the Severance Plan), any unvested time-based equity awards will immediately become vested and any unvested performance-based equity awards that are not continued, converted, assumed or replaced with a substantially similar award by the Company or a successor or related entity in connection with the change of control will vest in full immediately prior to the date of the change of control, based on actual achievement of performance goals through the change of control, as determined by the Compensation Committee.

Termination Without Cause or For Good Reason following a Change of Control: In the event that, within 12 months following a change of control, a Participant’s employment with the Company is terminated by the Company without “cause” (other than by reason of death or disability, as defined in the Severance Plan) or by the Participant for good reason, the Participant will be entitled to the following: (1) a Change of Control Severance Payment (as defined below), (2) payment or reimbursement by the Company of the cost of premiums for healthcare continuation coverage over a number of years based on the Change of Control Severance Payment period, and (3) any unvested performance-based equity awards that were continued, converted, assumed, or replaced by the Company or a successor following the change of control shall (a) to the extent only subject to time-based vesting as of the Termination Date, immediately vest, or (b) to the extent subject to performance-based vesting as of the Termination Date, remain outstanding and eligible to be earned following completion of the performance period based on achievement of performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on days employed during the performance period. A “Change of Control Severance Payment” is an amount equal to (a) 3.0 if the Participant is the Executive Chairman or Chief Executive Officer of the Company, or 2.0 if the Participant is another officer of the Company or any of its subsidiaries; multiplied by (b) the sum of: (i) the Participant’s highest base salary during the prior 2 years; plus (ii) the Participant’s Average Cash Bonus, paid in a single lump sum.

Termination Other than Without Cause or For Good Reason: In the event a Participant’s employment with the Company is terminated due to the Participant’s death or disability, the Participant will be entitled to receive: (1) a pro rata portion of the Participant’s annual cash performance bonus, as determined by the Compensation Committee based on actual performance; (2) immediate vesting of all unvested time-based equity awards; and (3) any unvested performance awards that remain outstanding on the Termination Date shall remain outstanding and eligible to be earned following the completion of the performance period based on achievement of performance goals, vesting pro rata if such award becomes earned based on days employed during the performance period. In the event a Participant’s employment with the Company is terminated for any reason other than those specified above, the Participant shall not be entitled to any annual cash bonus and the unvested portion of any award shall be forfeited as of the date of such termination.

In connection with the adoption of the Severance Plan, the Company entered into a letter agreement with each of the Participants with respect to their participation in the Severance Plan. Each letter agreement entered into with the Participants contains (i) a confidentiality covenant that extends indefinitely, (ii) a non-compete provision while the Participant is employed by the Company, (iii) certain employee, investor and customer nonsolicitation covenants that extend during the Participant’s employment and for a period of time after separation (with such time period varying based upon the officer’s position), and (iv) a non-disparagement provision.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing “Executive Compensation” discussion with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the “Executive Compensation” discussion set forth above be included in this proxy statement.  The Company is not subject to the requirements of Item 402(b) of Regulation S-K, and accordingly, no “Compensation Discussion and Analysis” has been included herein.

Timothy S. Morris (Chairman)
David J. Mueller
Harold “Skip” Perry

March 23, 2020

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation for the Year Ended December 31, 2019

Summary

The following table provides a summary of the compensation earned by or paid to our directors for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation(2)	Total
H. Michael Schwartz	$-		$-	$-	$-	$-	$328	$328
Paula M. Mathews	$59,000		$-	$-	$-	$-	$638	$59,638	(3)
Timothy S. Morris	$121,250	(4)	$53,358	$-	$-	$-	$982	$175,590
David J. Mueller	$123,000	(5)	$53,358	$-	$-	$-	$638	$176,996
Harold “Skip” Perry	$129,750	(6)	$53,358	$-	$-	$-	$393	$183,501

(1)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718.
(2)	Represents payment of life insurance premiums, as discussed below.
(3)

Ms. Mathews was awarded restricted stock in February 2020 in connection with her September 2019 reelection to the board of directors.  Such shares of restricted stock vest one year from the date of her reelection.

(4)	Amount includes total fees earned or paid during the year ended December 31, 2019, of which $7,500 was earned during the year ended December 31, 2018, and $7,500 was paid during 2020.
(5)	Amount includes total fees earned or paid during the year ended December 31, 2019, of which $8,000 was earned during the year ended December 31, 2018, and $7,500 was paid during 2020.
(6)	Amount includes total fees earned or paid during the year ended December 31, 2019, of which $9,000 was earned during the year ended December 31, 2018, and $7,500 was paid during 2020.

As noted above, the Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer, and director compensation.  All of our directors received compensation in the form of premiums paid on life insurance policies. See “— Director Life Insurance Policies,” below. Other than the foregoing, only our non-employee directors received any compensation from us for services on our board of directors and its committees, as provided below.

Terms of Director Compensation Prior to June 28, 2019

Prior to June 28, 2019, the only non-employee directors we compensated were our independent directors. Each of our independent directors was entitled to a retainer of $45,000 per year plus $1,500 for each board or board committee meeting the director attended in person or by telephone ($1,750 for attendance at each meeting of any committee of the board for which they are a chairperson).  In the event there were multiple meetings of the board and one or more committees in a single day, the fees were limited to $3,000 per day ($3,500 for the chairperson of the Audit Committee if there was a meeting of such committee).  In addition, during fiscal year 2019, members of the Nominating and Corporate Governance Committee were also members of special committees formed for the purpose of evaluating strategic transactions.  The Nominating and Corporate Governance Committee established the compensation for such committees, with each member thereof receiving a retainer equal to an aggregate of $70,000 (paid in 2018, when such committee was formed), plus $1,500 for each meeting of the special committee ($2,000 for the chairperson). In addition, upon the initial appointment of each independent director, we issued 2,500 shares of restricted stock to each independent director, which vest ratably over a period of four years from the date such initial award was awarded to the independent directors.  We also issued additional awards of restricted stock to each independent director upon each of their re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election.

All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Terms of Director Compensation Subsequent to June 28, 2019

On June 28, 2019, the Compensation Committee approved changes to the compensation of certain of our directors to make such compensation more comparable to self-managed publicly-traded REITs, as recommended by FPL Associates.  Each of our non-employee directors is now entitled to a cash retainer of $50,000 per year and an award of restricted stock with a market value of $60,000, which vests one year from the date of the director’s re-election, for membership on the board of directors.  In addition, the chairpersons of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee will receive an annual retainer of $15,000 for such chairperson position, and the other members of each such committee will receive an annual retainer of $7,500 for membership on each committee. Membership on our committees is comprised solely of independent directors. In the event that the board of directors or any committee thereof meets more than six times in a given year, additional compensation of $1,500 per meeting will be paid to each non-employee director or committee member, as applicable.

For the year ended December 31, 2019, the directors earned an aggregate of $433,000.

Employee and Director Long-Term Incentive Plan Awards to Independent Directors

The Employee and Director Long-Term Incentive Plan (the “Plan”) was approved and adopted prior to the commencement of our public offering (the “Offering”).  The purpose of the Plan is to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and/or increase our profits; (2) encourage selected persons to accept or continue employment or other service relationship with us or with our affiliates, determined in accordance with the Plan; and (3) increase the interest of our directors in our success through their participation in the growth in value of our stock.  Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our Class A common stock authorized and reserved for issuance under the plan is equal to 10% of our outstanding shares of Class A and Class T common stock at any time, net of any shares already issued under the plan, but not to exceed 10,000,000 shares in the aggregate.  As of December 31, 2019, there were approximately 5.6 million shares available for issuance under the Plan.  The term of the Plan is 10 years.  Upon our earlier dissolution or liquidation, reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted under the Plan or the replacement of such awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices.  Alternatively, rather than providing for the assumption of such awards, the board of directors may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event our board of directors or the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the board of directors or Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

As of December 31, 2019, (i) Mr. Mueller has received a total of 16,629 shares of restricted stock, of which 6,813 shares have vested, and (ii) Messrs. Morris and Perry have each individually received a total of 15,379 shares of restricted stock of which 4,938 shares have vested.

Director Life Insurance Policies

SAM purchased life insurance policies covering each of the members of our board of directors for the benefit of such director’s beneficiaries.  For the year ended December 31, 2019, we reimbursed SAM for the total premiums paid on such life insurance policies, which was $2,979.  Of this amount, $328 was attributed to the policy covering H. Michael Schwartz, $638 was attributed to the policy covering Paula M. Mathews, $982 was attributed to the policy covering Timothy S. Morris, $638 was attributed to the policy covering David J. Mueller, and $393 was attributed to the policy covering Harold “Skip” Perry.

Executive Officers and Directors

Included below is certain information regarding our current executive officers and directors.  All of our directors, including our three independent directors, have been nominated for re-election at the 2020 annual meeting of stockholders.  All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)
H. Michael Schwartz	53	Executive Chairman
Michael S. McClure	57	Chief Executive Officer
Wayne Johnson	62	President and Chief Investment Officer
Joe Robinson	46	Chief Operations Officer
James Barry	31	Chief Financial Officer and Treasurer
Michael O. Terjung	43	Chief Accounting Officer
Nicholas M. Look	37	General Counsel and Secretary
Gerald Valle	51	Senior Vice President – Self Storage Operations
Paula Mathews	68	Director
David J. Mueller	67	Independent Director
Timothy S. Morris	59	Independent Director
Harold “Skip” Perry	73	Independent Director

H. Michael Schwartz.  Mr. Schwartz is our Executive Chairman.  Mr. Schwartz has been an officer and director since our initial formation in January 2013, and served as our Chief Executive Officer from January 2013 to June 2019. Mr. Schwartz was appointed Chief Executive Officer of our Former External Advisor in January 2013.  Mr. Schwartz served as our President and the President of our Former External Advisor from January 2013 through January 2017.  Mr. Schwartz is also the Chief Executive Officer of SAM.  He served as President of SAM from August 2007 through January 2017.  He also serves as Chief Executive Officer and Chairman of each of Strategic Storage Trust IV, Inc. (“SST IV”), Strategic Storage Growth Trust II, Inc. (“SSGT II”), and Strategic Student & Senior Housing Trust, Inc. (“SSSHT”), a public non-traded student and senior housing REIT sponsored by SAM.  He served as Chief Executive Officer and Chairman of Strategic Storage Growth Trust, Inc. (“SSGT”), a public non-traded self storage REIT sponsored by SAM, until the merger of SSGT with us on January 24, 2019.  Mr. Schwartz also served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc. (“SmartStop Self Storage”), our former sponsor, from August 2007 until the merger of SmartStop Self Storage with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015.  Since February 2008, Mr. Schwartz has also served as Chief Executive Officer and President of Strategic Storage Holdings, LLC (“SSH”).  He was appointed President of Strategic Capital Holdings, LLC in July 2004.  Previously, he held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007.  He has more than 26 years of real estate, securities and corporate financial management experience.  His real estate experience includes international investment opportunities, including self storage acquisitions in Canada.  From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company).  In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (subsequently known as Grubb & Ellis Securities, Inc.).  From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company.  From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products.  From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities).  Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Michael S. McClure.  Mr. McClure is our Chief Executive Officer. He was appointed President in January 2017 and served in that capacity until his appointment to Chief Executive Officer in June 2019.  From our initial formation in January 2013 until January 2017, Mr. McClure served as our Chief Financial Officer, Treasurer and Executive Vice President.  Mr. McClure also serves as the President of SST IV and SSGT II, and served as President of SSGT until its merger with us on January 24, 2019.  From January 2017 to June 2019, Mr. McClure served as President of SSSHT. From January 2013 until January 2017, Mr. McClure served as the Chief Financial Officer of SAM, and from January 2017 until June 2019, he served as the President of SAM.  From January 2013 until January 2017, Mr. McClure served as the Chief Financial Officer of our Former External Advisor, and from January 2017 until July 2019, Mr. McClure served as the President of our Former External Advisor.  From January 2008 through October 1, 2015, Mr. McClure served as Chief Financial Officer and Treasurer of SmartStop Self Storage and served as an Executive Vice President of such entity from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015.  Mr. McClure is currently President of SSH and was Chief Financial Officer and Treasurer from January 2008 until January 2017.  From 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc.  At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions.  From 2002 to 2004, Mr. McClure was a Director in the Audit Business Advisory Services practice for PricewaterhouseCoopers LLP.  From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including Partner.  In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings.  He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson.  Mr. Johnson is our President and Chief Investment Officer. He has served as our Chief Investment Officer since June 2015 and as our President since June 2019.  Prior to that, he served as our Senior Vice President - Acquisitions, focusing on self storage acquisitions, which position he held since our initial formation in January of 2013.  Mr. Johnson also served as the Chief Investment Officer for our Former External Advisor and SAM until June 2019.  Mr. Johnson served as Senior Vice President - Acquisitions for SmartStop Self Storage from August 2007 until January 2015 when he was elected Chief Investment Officer until the merger of SmartStop Self Storage with Extra Space on October 1, 2015.  Mr. Johnson also served in various roles at SSGT, including most recently as its Chief Investment Officer until the merger with us on January 24, 2019.  In addition, Mr. Johnson serves as the Chief Investment Officer of SST IV and SSGT II.  Prior to joining Strategic Capital Holdings, LLC, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities.  During such time, Mr. Johnson developed, managed and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management with approximately 3,800 members consisting of storage owners, developers, operators and vendors throughout Texas.  Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Joe Robinson. Mr. Robinson is our Chief Operations Officer, a position he has held since October 2019. Prior to joining SmartStop, Mr. Robinson served as Chief Marketing Officer and Executive Vice President of Simply Self Storage Management LLC from April 2016 until September 2019. At Simply, Mr. Robinson led various functions including all marketing, pricing, information technology, and training. From 2010 to 2016, Mr. Robinson served in several pricing and marketing capacities at Extra Space Storage, Inc. Most recently, he was Vice President, Marketing where he led revenue management, data analytics, and the call center. Prior to that, Mr. Robinson served as Director of Revenue

Management, where he led the development of multiple industry first centralized pricing models for self storage. Mr. Robinson is a respected authority on Revenue Management in the self storage industry. He has delivered multiple speaking engagements on pricing and has had multiple articles distributed in several industry trade publications. Mr. Robinson holds a B.S. in Computer Science with a Business Minor from Brigham Young University, and a Masters of Business Administration from Rice University.

James Barry.  Mr. Barry is our Chief Financial Officer and Treasurer, positions he has held since June 2019.  Mr. Barry served as our Senior Vice President – Finance from August 2018 to June 2019.  Prior to being our Senior Vice President – Finance, Mr. Barry served in various positions for SAM, including Senior Vice President – Finance from August 2018 to July 2019 and Director of Finance from October 2015 to August 2018.  From 2012 to 2015, Mr. Barry held the title of Financial Analyst, and was highly involved in the negotiations, calculations, and communications for the merger of SmartStop Self Storage with Extra Space on October 1, 2015.  From 2009 to 2012, Mr. Barry served as a Corporate Accountant and Budget Analyst at Thompson National Properties, LLC, a sponsor of commercial real estate offerings.  From 2007 to 2009, Mr. Barry worked in various accounting functions at Grubb & Ellis Co.  Mr. Barry holds a B.S. in Business Administration with an emphasis in Finance from California State University, Fullerton, and a Masters of Business Administration with an emphasis in Finance from Chapman University, where he graduated with honors.

Michael O. Terjung.  Mr. Terjung is our Chief Accounting Officer, a position he has held since June 2019.  From January 2017 until December 2019, Mr. Terjung served as the Chief Financial Officer and Treasurer for SSSHT and its related advisor and property management entities.  Mr. Terjung was also the Chief Financial Officer and Treasurer of SSGT until that company merged with and into a wholly-owned subsidiary of SST II in January 2019.  Mr. Terjung was Chief Financial Officer and Treasurer of SSGT II from July 2018 until June 2019.  Mr. Terjung has served as the Chief Financial Officer and Treasurer of SAM since January 2017.  Previously, from October 2015 to January 2017, Mr. Terjung served as a Controller for SAM.  He also served as the Controller of SmartStop Self Storage from September 2014 until its merger with Extra Space on October 1, 2015 and served as a Controller of SSH assigned to SmartStop Self Storage from September 2009 to September 2014.  From July 2004 to September 2009, Mr. Terjung held various positions with NYSE listed Fleetwood Enterprises, Inc., including Corporate Controller responsible for financial reporting and corporate accounting.  Mr. Terjung gained public accounting and auditing experience while employed with PricewaterhouseCoopers LLP and Arthur Andersen LLP from September 2000 to July 2004, where he worked on the audits of a variety of both public and private entities, registration statements and public offerings.  Mr. Terjung is a Certified Public Accountant, licensed in California, and graduated cum laude with a B.S.B.A. degree from California State University, Fullerton.

Nicholas M. Look.  Mr. Look is our General Counsel and Secretary, positions he has held since June 2019.  Mr. Look was previously Senior Corporate Counsel of SAM, a position he held from June 2017 until June 2019.  In addition, Mr. Look serves as the Secretary of SSGT II and SST IV, positions he has held since June 2019.  From September 2017 to June 2019, Mr. Look served as Assistant Secretary of SSSHT.  Prior to that, Mr. Look worked with the law firms of K&L Gates LLP, from April 2014 to June 2017, and Latham & Watkins LLP, from October 2010 to April 2014, where he served as corporate counsel to a variety of public and private companies, and where his practice focused on securities matters, capital markets transactions, mergers and acquisitions and general corporate governance and compliance.  Mr. Look holds a B.S. in Computer Science from the University of California, Irvine and a J.D. from the Pepperdine University School of Law. He is a member of the State Bar of California.

Gerald Valle.  Mr. Valle has served our Senior Vice President – Self Storage Operations since June 2019.  Mr. Valle also served as Senior Vice President – Operations at SAM from June 2018 to July 2019, and served as Vice President of Operations at SAM from joining SAM in 2017 to June 2018.  Prior to joining SAM in 2017, Mr. Valle served as VP of Operations with The William Warren Group from 2012 to 2017.  From 2003 to 2012, Mr. Valle held various positions with Extra Space, including nine years as Divisional VP of Operations and VP of Sales Center, where he was instrumental in the creation of that company’s 100-agent sales center.  Mr. Valle also worked for 15 years at Public Storage where he held multiple roles ranging from District Manager to Regional VP of Operations.

Paula Mathews.  Ms. Mathews has been a member of our board of directors since January 2016.  Previously, Ms. Mathews served as our Secretary and an Executive Vice President from our formation until June 2018.  Ms. Mathews also served as Executive Vice President of our Former External Advisor from January 2013 until June 2018.  She currently serves as an Executive Vice President of SSSHT.  In addition, she served as an Executive Vice President and Secretary of SSGT and SST IV, and Secretary of SSSHT, until June 2018.  Ms. Mathews is an Executive Vice President of SAM.  Ms. Mathews served as an Executive Vice President and Assistant Secretary for SmartStop Self Storage, positions she held from August 2007 and June 2011, respectively, until the merger of SmartStop Self Storage with Extra Space on October 1, 2015.  Since January 2008, Ms. Mathews has also served as Secretary for SSH.  Since 2005, she has also served as Vice President - Commercial Operations for Strategic Capital Holdings, LLC.  Prior to joining Strategic Capital Holdings, LLC, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms.  Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role.  She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases and land sales.  Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Timothy S. Morris.  Mr. Morris is one of our independent directors and is a member and Chairman of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee.  Mr. Morris previously served as an independent director of SmartStop Self Storage from February 2008 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015.  Mr. Morris has more than 30 years of financial and management experience with several international organizations.  In March 2019, Mr. Morris became the Director of Finance and Operations of the English-Speaking Union, a charity which helps underprivileged children with speaking and listening skills.  In March 2014, Mr. Morris assumed a part-time executive position as finance director of Tomorrow’s Company, a London-based global think tank focusing on business leadership.  In May 2008, Mr. Morris founded AMDG Worldwide Ltd., a consultancy business for the philanthropic sector.  From June 2007 to April 2008, Mr. Morris was the Chief Financial Officer for Geneva Global, Inc., a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc., from 2002 to June 2007, Mr. Morris was the director of corporate services for Care International UK Ltd. where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround period of that organization. From 2000 to 2002, Mr. Morris was the Controller for Royal Society Mencap, a learning disability charity. From 1996 to 1999, Mr. Morris was the head of global management reporting for Adidas Group AG in Germany and was later the International Controller for Taylor Made Golf Company, Inc., a subsidiary of Adidas Group AG. Prior to 1996, Mr. Morris held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements in Basel, Switzerland. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (ACMA).

David J. Mueller.  Mr. Mueller is one of our independent directors and is a member and Chairman of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee.  Mr. Mueller has more than 25 years of financial management experience with several firms in the financial services industry.  In June 2009, Mr. Mueller founded his own CPA firm, specializing in consulting, audit, and tax services for small businesses and non-profits, where he continues to serve as Managing Partner.  From June 2001 to May 2009, he worked for Manulife Financial Corporation, serving in several capacities including Controller of Annuities and Chief Financial Officer of Distribution for Manulife Wood Logan, where he was heavily involved in the company’s due diligence and subsequent integration with John Hancock Financial Services.  Prior to his time with Manulife Financial Corporation, Mr. Mueller served as Chief Financial Officer of Allmerica Financial Services, the insurance and investment arm of Allmerica Financial Corporation.  He began his career in the Boston office of Coopers and Lybrand, specializing in financial services, real estate, and non-profits.  Mr. Mueller is a CPA and graduated from the University of Wisconsin with a degree in Finance.

Harold “Skip” Perry.  Mr. Perry is one of our independent directors and is a member and Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee.  Mr. Perry previously served as one of our independent directors from October 2013 until June 2014 and served as an independent director of SmartStop Self Storage from February 2008 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015.  Mr. Perry has over 40 years of financial accounting, management and consulting experience for domestic and international organizations in the real estate industry.  He is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm which he founded.  Mr. Perry also held the same position with Real Globe Advisors, LLC from July 2007 to June 2009.  From June 2009 to March 2011, he was the Managing Director of Alvarez & Marsal Real Estate Advisory Services.  From 1995 to June 2007, Mr. Perry was a national partner in Ernst & Young LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young.  While at Ernst & Young, he handled complex acquisition and disposition due diligence matters for private equity funds and corporate clients, complex real estate portfolio optimization studies, and monetization strategies within the capital markets arena, including valuation of self storage facilities.  Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co.  Prior to his time with Kenneth Leventhal & Co., Mr. Perry was a senior principal with Pannell Kerr Forester, a national accounting and consulting firm specializing in the hospitality industry.  He is a CPA and holds an MAI designation with the Appraisal Institute and a CRE designation with the Counselors of Real Estate.  He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

Stock Ownership

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 31, 2020, the amount of our common stock and units of limited partnership in SmartStop OP, L.P. (our “Operating Partnership”) beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of any class of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) our directors and executive officers as a group. There were a total of approximately 59.5 million shares of common stock issued and outstanding as of March 31, 2020.

Name and Address(1) of Beneficial Owner(2)	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock
H. Michael Schwartz, Executive Chairman	483,224(3)	*
Michael S. McClure, Chief Executive Officer	-	-
Wayne Johnson, President and Chief Investment Officer	-	-
Joe Robinson, Chief Operations Officer
James Barry, Chief Financial Officer and Treasurer	-	-
Michael O. Terjung, Chief Accounting Officer	-	-
Nicholas M. Look, General Counsel and Secretary	-	-
Gerald Valle, Senior Vice President – Self Storage Operations	-	-
Paula Mathews, Director	9,019	*
David J. Mueller, Independent Director	6,813	*
Timothy S. Morris, Independent Director	5,846	*
Harold “Skip” Perry, Independent Director	5,846	*
All directors and executive officers as a group	510,748	*

*	Represents less than 1% of our outstanding common stock as of March 31, 2020.
(1)	The address of each beneficial owner is 10 Terrace Road, Ladera Ranch, California 92694.
(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2020. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)

Consists of 100 Class A Shares owned by Strategic Storage Advisor II, LLC, and 483,124 Class A Shares owned by Strategic 1031, LLC, which are indirectly owned and controlled by Mr. Schwartz.  Excludes 8,464,434 Class A-1 limited partnership units and 3,283,302 Class A-2 limited partnership units of our Operating Partnership owned by SmartStop OP Holdings, LLC.  In certain cases, such units may be converted at the election of the holder into either cash or Class A common stock (such consideration to be determined by the Company).  However, the units held by SmartStop OP Holdings, LLC are subject to a lock-up agreement until June 28, 2021.  SmartStop OP Holdings, LLC is indirectly owned and controlled by Mr. Schwartz.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and two of our directors hold ownership interests in and/or are officers of SAM, our Former External Advisor, our Property Manager (as defined below), our Dealer Manager (as defined below), and other affiliated entities.  Accordingly, any agreements or transactions we have entered into with such entities may present a conflict of interest. For example, in the past, we have been a party to and are currently a party to agreements giving rise to material transactions between us and our affiliates, including our Advisory Agreement, our Property Management Agreements, our Dealer Manager Agreement, our Transfer Agent Agreement, the TI Services Agreement, and an Administrative Services Agreement. It is our written policy that our Nominating and Corporate Governance Committee reviews all transactions involving a conflict of interest and such transactions must be approved by a majority of the Board (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties.  Our independent directors reviewed and approved the material transactions between us and our affiliates arising out of these agreements.  Set forth below is a description of the relevant transactions with our affiliates.

Advisory Agreement

From our inception through June 28, 2019, prior to completion of the Self Administration Transaction, Strategic Storage Advisor II, LLC provided our day-to-day management.  Our Former External Advisor and its affiliates performed services for us in connection with the offer and sale of our shares and the selection, acquisition, and management of our properties pursuant to our Advisory Agreement.  Pursuant to the Advisory Agreement, our Former External Advisor was required to devote sufficient resources to our administration to discharge its obligations.

Our Advisory Agreement also required our Former External Advisor to reimburse us to the extent that organization and offering expenses, including sales commissions, dealer manager fees, and stockholder servicing fees, were in excess of 15% of gross proceeds from the Offering.  Our Former External Advisor received acquisition fees equal to 1.75% of the contract purchase price of each property we acquired plus reimbursement of any acquisition expenses the Former External Advisor incurred.  Our Former External Advisor also received a monthly asset management fee equal to one-twelfth of 0.625% of our average invested assets, as defined in our Advisory Agreement.

Our Former External Advisor was also entitled to various subordinated distributions under our operating partnership agreement if we (1) listed our shares of common stock on a national exchange, (2) terminated our Advisory Agreement, (3) liquidated our portfolio, or (4) entered into an Extraordinary Transaction, as defined in the operating partnership agreement. There were no such distributions for the year ended December 31, 2019.  On June 28, 2019, in connection with the Self Administration Transaction, we entered into a Third Amended and Restated Operating Partnership Agreement which, among other things, removed the subordinated distributions to which our Former External Advisor would have previously been entitled.

Our Advisory Agreement provided for reimbursement of our Former External Advisor’s direct and indirect costs of providing administrative and management services to us.  Beginning four fiscal quarters after the acquisition of our first real estate asset, our Former External Advisor was required pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceeded the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determined that such excess expenses were justified based on unusual and non-

recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceeded the limitation, we disclosed this fact in our next quarterly report or within 60 days of the end of that quarter and sent a written disclosure of this fact to our stockholders.  In each case the disclosure included an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.  For the year ended December 31, 2019, our Former External Advisor paid approximately $1.1 million in operating expenses on our behalf.  For the year ended December 31, 2019, we reimbursed approximately $1.3 million in operating expenses to our Former External Advisor, some of which included reimbursements for operating expenses incurred during the year ended December 31, 2018.

In connection with the Self Administration Transaction, more fully described below in the section titled “Acquisition of Self Storage Operational Assets of SmartStop Asset Management and Other Transactions,” as of June 28, 2019, we are no longer externally advised pursuant to our Advisory Agreement.

Property Management Agreements

Prior to the Self Administration Transaction, SAM was the sole voting member of each of Strategic Storage Property Management II, LLC (the “T2 Property Manager”) and SS Growth Property Management, LLC (the “GT Property Manager” and together with the T2 Property Manager, our “Property Manager”), and each of the respective property management agreements between us and either the T2 Property Manager or the GT Property Manager were on substantially similar terms. Accordingly, any discussion contained herein with respect to our Property Manager shall be deemed to include both the T2 Property Manager and the GT Property Manager.  Additionally, as a result of the Self Administration Transaction, we now wholly own both the T2 Property Manager and the GT Property Manager.

Each of our self storage properties located in the United States was subject to separate property management agreements with our Property Manager.

Pursuant to our various property management agreements, our Property Manager received: (i) a monthly management fee for each property equal to the greater of $3,000 or 6% of the gross revenues from the properties plus reimbursement of the Property Manager’s costs of managing the properties and (ii) a construction management fee equal to 5% of the cost of construction or capital improvement work in excess of $10,000.  In addition, we had agreed with our Property Manager to share equally in the net revenue attributable to the sale of tenant insurance plans, protection plans, or similar programs (“Tenant Programs”) at our properties.  See the section below titled, “— Tenant Programs Joint Venture” for more information.  The property management agreements had a three year term and automatically renewed for successive three year periods thereafter, unless we or the Property Manager provided prior written notice at least 90 days prior to the expiration of the term.  After the end of the initial three year term, either party could terminate a property management agreement generally upon 60 days prior written notice.  With respect to each new property we acquired for which we entered into a property management agreement with our Property Manager, such property management agreement had substantially the same terms as described above.  In addition, we also paid our Property Manager a one-time start-up fee in the amount of $3,750.

Our self storage properties located in Canada were subject to separate property management agreements with our Property Manager.  Under each agreement, our Property Manager received a fee for its services in managing our properties, generally equal to the greater of $3,000 or 6% of the gross revenues from the properties plus reimbursement of the Property Manager’s costs of managing the properties.  Reimbursable costs and expenses included wages and salaries and other expenses of employees engaged in operating, managing, and maintaining our properties.  Our Property Manager also received a one-time fee for each property acquired by us that was managed by our Property Manager in the amount of $3,750.  In the event that our Property Manager assisted with the development or redevelopment of a property, we paid a separate market-based fee for such services.  In addition, our Property Manager was entitled to a construction management fee equal to 5% of the cost of construction or capital improvement work in excess of $10,000.  In addition, we had agreed with our Property Manager to share net tenant protection plan revenues equally between us and our Property Manager. See the section below titled, “— Tenant Programs Joint Venture” for more information.

Dealer Manager Agreement

SAM indirectly owns a 15% beneficial non-voting equity interest in Select Capital Corporation, our dealer manager (our “Dealer Manager”).  Our Dealer Manager served as our Dealer Manager pursuant to our Dealer Manager Agreement.  The Dealer Manager Agreement terminated upon the termination of our Offering.  However, pursuant to our Dealer Manager Agreement, our Dealer Manager continues to receive an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in the primary offering portion of the Offering (the “Primary Offering”).

Our Dealer Manager entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares.  Our Dealer Manager generally re-allows 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our Dealer Manager does not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our Offering.

Transfer Agent Agreement

SAM is the manager and sole member of Strategic Transfer Agent Services, LLC, (our “Transfer Agent”).  Pursuant to our Transfer Agent Agreement, which was approved by a majority of our independent directors, our Transfer Agent provides transfer agent and registrar services to us.  These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares, and issuing regular reports to our stockholders.  Our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services.  Our Transfer Agent conducts transfer agent and registrar services for other non-traded REITs sponsored by us and by SAM.

The initial term of the Transfer Agent Agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the Transfer Agent Agreement upon 90 days’ prior written notice.  In the event that we terminate the Transfer Agent Agreement, other than for cause, we will pay our Transfer Agent all amounts that would have otherwise accrued during the remaining term of the Transfer Agent Agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

We paid our Transfer Agent a one-time setup fee. In addition, the other fees to be paid to our Transfer Agent are based on a fixed quarterly fee, one-time account setup fees and monthly open account fees.  In addition, we will reimburse our Transfer Agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our Transfer Agent fees for any additional services we may request from time to time, in accordance with its rates then in effect.  Upon the request of our Transfer Agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

Tenant Programs Joint Venture

We offer tenant insurance plans, protection plans, or similar programs (“Tenant Programs”) whereby tenants of our self storage facilities can purchase protection to cover damage or destruction to their property while stored at facilities we own or manage.  Following the Self Administration Transaction, we receive all net economics generated from any such Tenant Programs sold at our owned or managed properties.

Prior to the Self Administration Transaction, the net revenue attributable to the sale of Tenant Programs at our properties was shared equally between us and the T2 Property Manager pursuant to a joint venture entered into in March 2018, Strategic Storage TI Services II JV, LLC (the “TI Joint Venture”), a Delaware limited liability company that was owned 50% by our taxable REIT subsidiary, and 50% by the T2 Property Manager’s affiliate SmartStop TI II, LLC (“SS TI II”).  Under the terms of the TI Joint Venture agreement, the TRS received 50% of the net economics generated from such Tenant Programs and SS TI II received the other 50% of such net economics.  In addition, as a result of the our acquisition via merger of Strategic Storage Growth Trust, Inc. (“SSGT”), we acquired a corresponding interest, via our ownership of SSGT’s TRS, in the joint venture arrangement that SSGT had formed with the GT Property Manager on similar terms as described above. On June 28, 2019, we acquired SS TI II and the corresponding entity for SSGT’s joint venture arrangement, such that the joint ventures are now wholly-owned by us.

SSGT Merger

On October 1, 2018, we, our Operating Partnership, and SST II Growth Acquisition, LLC, our wholly-owned subsidiary, entered into an Agreement and Plan of Merger (the “SSGT Merger Agreement”) with SSGT and SSGT’s operating partnership. On January 24, 2019, we completed the SSGT Merger for total consideration of approximately $350 million, which includes SSGT debt that was assumed or repaid. In addition, and pursuant to the special limited partner interest held by SSGT’s advisor in its operating partnership, SSGT’s advisor received, in redemption of that special limited partner interest, a subordinated distribution upon the closing of the SSGT Merger equal to approximately $4.0 million, which was paid in units of the SSGT operating partnership. Upon the closing of the SSGT Merger, such units were converted into units of partnership interest in our Operating Partnership in accordance with the SSGT Merger Agreement.

Acquisition of Self Storage Operational Assets of SmartStop Asset Management, LLC and Other Transactions

On June 28, 2019, we, along with our Operating Partnership, entered into the Self Administration Transaction with SAM and SS OP Holdings, pursuant to which, effective as of June 28, 2019, we acquired the self storage advisory, asset management, property management and certain joint venture interests of SAM, along with certain other assets of SAM.  SAM was the sole voting member of the Former External Advisor and Property Manager.  The Former External Advisor had been responsible for, among other things, managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf.  As a result of the Self Administration Transaction, we are now self-managed.

Contribution Agreement

On June 28, 2019, we along with our Operating Partnership, as Contributee, and SAM and SS OP Holdings, as Contributor, entered into a Contribution Agreement (the “Contribution Agreement”) whereby, effective June 28, 2019, our Operating Partnership acquired substantially all of SAM’s self storage operating assets, including (a) SAM’s or its subsidiaries’, 100% membership interests in (i) the Property Manager, (ii) the Former External Advisor, (iii) Strategic Storage Advisor IV, LLC and Strategic Storage Property Management IV, LLC, the advisor and property manager for SST IV, respectively, (iv) SS Growth Advisor II, LLC and SS Growth Property Management II, LLC, the advisor and property manager for SSGT II, respectively, (v) entities related to certain joint ventures, and (vi) certain entities related to SAM’s self storage business in Canada, (b) all equipment, furnishings, fixtures and computer equipment as set forth in the Contribution Agreement, (c) certain personal property as set forth in the Contribution Agreement, (d) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “SmartStop®” brand and “Strategic Storage®” related trademarks), (e) SAM’s processes, practices, procedures and workforce related to the self storage business (currently consisting of approximately 350 on-site self storage employees, regional and district managers, and other personnel and our current executive management team), and (f) certain other assets as set forth in the Contribution Agreement, in exchange for approximately $769,126 in cash, assumption of existing debt in the amount of approximately $15 million, and 8,698,956 units of Class A-1 limited partnership units of the Operating Partnership (“Class A-1 Units”) and 3,283,302 units of Class A-2 limited partnership units of the Operating Partnership (“Class A-2 Units”). For a description of the Class A-1 and Class A-2 Units, see below under the heading “Third Amended and Restated Operating Partnership Agreement and Redemption of Limited Partner Interest Agreement”.

Third Amended and Restated Operating Partnership Agreement and Redemption of Limited Partner Interest Agreement

On June 28, 2019, we entered into a Third Amended and Restated Agreement of Limited Partnership of our Operating Partnership (the “Operating Partnership Agreement”), which amends and supersedes the Second Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”), and a Redemption of Limited Partner Interest Agreement (the “Limited Partner Interest Redemption Agreement”) with the Former External Advisor and the Operating Partnership, pursuant to which the Operating Partnership redeemed all of the limited partnership interests held by the Former External Advisor in the Operating Partnership. As a result of the entry into the above-described Limited Partner Interest Redemption Agreement and the Operating Partnership Agreement, (1) references to the special limited partner interest previously held by the Former External Advisor in the Operating Partnership have been removed from the Operating Partnership Agreement, in connection with the redemption of such interests pursuant to the Limited Partner Interest Redemption Agreement, and (2) provisions related to the subordinated incentive distributions payable to the special limited partner pursuant to the special limited partnership interest have been removed from Operating Partnership Agreement. Accordingly, we and our Operating Partnership will no longer have any obligation to make the Subordinated Share of Net Sale Proceeds, Subordinated Distribution Due Upon Termination of Advisory Agreement, Subordinated Incentive Listing Distribution, or Subordinated Distribution Due Upon Extraordinary Transaction (each as defined in the Former OP Agreement).  In addition, the revised Operating Partnership Agreement created two new classes of units to be issued to SS OP Holdings in connection with the Self Administration Transaction: Class A-1 Units and Class A-2 Units.

The Class A-1 Units may be redeemed or exchanged for shares of our Class A common stock but not until June 28, 2021 (the “Lock-Up Expiration”) or later. The Class A-1 Units are otherwise entitled to all rights and duties of the Class A limited partnership units in the Operating Partnership, including cash distributions and the allocation of any profits or losses in the Operating Partnership. The Class A-2 Units will convert into Class A-1 Units as earn-out consideration, as described below, in connection with the Self Administration Transaction. The Class A-2 Units are not entitled to cash distributions or the allocation of any profits or losses in the Operating Partnership until the Class A-2 Units are converted into Class A-1 Units.

The conversion features of the Class A-2 Units are as follows: (A) the first time the aggregate incremental AUM (as defined in the Operating Partnership Agreement) of the Operating Partnership equals or exceeds $300,000,000, one-third of the Class A-2 Units will automatically convert into Class A-1 Units, (B) the first time the incremental AUM of the Operating Partnership equals or exceeds $500,000,000, an additional one-third of the Class A-2 Units will automatically convert into Class A-1 Units, and (C) the first time the incremental AUM equals or exceeds $700,000,000, the remaining one-third of the Class A-2 Units will automatically convert into Class A-1 Units (each an “Earn-Out Achievement Date”).  On each Earn-Out Achievement Date, the Class A-2 Units will automatically convert into Class A-1 Units based on an earn-out unit exchange ratio, which is equal to $10.66 divided by the then-current value of our Class A common stock. The Class A-2 Units will expire seven years following the closing date of the Self Administration Transaction. Notwithstanding the foregoing, the earn-out consideration will be earned and automatically convert in the event of an “Earn-Out Acceleration Event” (as defined in the Operating Partnership Agreement), which includes each of the following: certain change of control events (as described in the Operating Partnership Agreement), or H. Michael Schwartz being removed either as a member of the board of directors or as an executive officer of the Company for any reason other than for cause.

The Operating Partnership Agreement also provides for a vote on “Extraordinary Matters” which includes any merger, sale of all or substantially all of the assets, share exchange, conversion, dissolution or charter amendment, in each case where the vote of our stockholders is required under Maryland law. We, as general partner of the Operating Partnership, agreed that the consent of the Operating Partnership would be required (the “OP Consent”) in connection with any Extraordinary Matter. The OP Consent will be determined by a vote of the partners of the Operating Partnership, with our vote, as General Partner of the Operating Partnership, being voted in proportion to the votes cast by our stockholders on the Extraordinary Matter.

Registration Rights Agreement

On June 28, 2019, we and our Operating Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with SS OP Holdings and certain other parties (collectively, the “Holders”). Pursuant to the Registration Rights Agreement, the Holders have the right after the Lock-Up Expiration to request us to register for resale under the Securities Act of 1933, as amended, shares of our common stock issued or issuable to such Holder. We will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. We will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants the Holders certain “piggyback” registration rights after the Lock-Up Expiration.

Membership Interest Purchase Agreement

On June 28, 2019, immediately following the Self Administration Transaction, SAM, 10 Terrace Rd, LLC (“10 Terrace Rd”), and SmartStop Storage Advisors, LLC (“SSA”), our subsidiary, entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”), pursuant to which SSA purchased 100% of the membership interest in 10 Terrace Rd for $6.5 million, payable through the assumption of existing debt in the amount of approximately $4.2 million, and cash in the amount of approximately $2.3 million. 10 Terrace Rd is the owner of an office condominium located at 10 Terrace Rd., Ladera Ranch, California (the “Ladera Office”) which, as a result of the Membership Interest Purchase Agreement, we now indirectly own. The Ladera Office houses our corporate headquarters.

Administrative Services Agreement

On June 28, 2019, we along with our Operating Partnership, the TRS and SSA (collectively, the “Company Parties”) entered into an Administrative Services Agreement with SAM (the “Administrative Services Agreement”), pursuant to which the Company Parties will be reimbursed for providing certain operational and administrative services to SAM which may include, without limitation, accounting and financial support, IT support, HR support, advisory services and operations support, and administrative support as set forth in the Administrative Services Agreement and SAM will be reimbursed for providing certain operational and administrative services to the Company Parties which may include, without limitation, due diligence support, marketing, fulfillment and offering support, events support, insurance support, and administrative and facilities support.  SAM will receive a monthly administrative service fee for providing its services and the Company Parties will receive monthly reimbursement based on the amount of services provided under the Administrative Services Agreement.  SAM will also pay the Company Parties an allocation of rent and overhead for the portion it occupies in the Ladera Office. Such agreement has a term of three years, and is subject to certain adjustments as defined in the agreement.

Severance Agreements

On June 28, 2019, the Compensation Committee of our board of directors adopted and approved the SmartStop Self Storage REIT, Inc. Executive Severance and Change of Control Plan (the “Severance Plan”) and designated each of our executive officers as participants. The terms of the Severance Plan are described above in the section titled “Executive Compensation – Severance and Change in Control Benefits.”

Fees Paid to our Affiliates

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the years ended December 31, 2018 and 2019, and any related amounts payable as of December 31, 2018 and 2019:

	Year Ended December 31, 2018			Year Ended December 31, 2019
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Operating expenses	$2,199,596	$2,336,075	$209,385	$975,985	$1,185,370	$—
Transfer Agent fees	352,300	302,839	49,461	324,943	374,404	—
Asset management fees	5,445,528	5,445,528	—	3,622,558	3,622,558	—
Property management fees	4,809,106	4,809,106	—	2,983,111	2,983,111	—
Acquisition expenses	72,179	72,179	—	84,061	84,061	—
Capitalized
Acquisition costs	48,664	48,664	—	235,932	235,932	—
Self Administration Transaction working capital true-up	—	—	—	493,785	493,785	—
Additional paid-in capital
Stockholder servicing fee(1)	—	675,049	1,944,991	—	667,651	1,277,340
Total	$12,927,373	$13,689,440	$2,203,837	$8,720,375	$9,646,872	$1,277,340
(1)

We pay our Dealer Manager an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares sold in the Primary Offering.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON VIA WEBCAST OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED.  STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT www.proxy-direct.com OR VIA TELEPHONE AT (800) 337-3503.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The annual meeting will be held online on Friday, June 26, 2020, at 8:30 a.m. (PDT), via live webcast. Stockholders of record as of March 31, 2020 will be able to attend, participate in, and vote at the annual meeting online by accessing http://www.meetingcenter.io/227779788 and attending the log in instructions below. Even if you plan to attend the annual meeting online, we recommend that you also authorize a proxy to vote your shares, as described herein, so that your vote will be counted if you decide not to attend the annual meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the annual meeting will begin promptly at 8:30 a.m. (PDT). Online access to the audio webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test the computer audio system. We encourage our stockholders to access the annual meeting prior to the start time.

Log in Instructions. To attend the annual meeting, log in at http://www.meetingcenter.io/227779788. Stockholders will need their unique 14-digit control number, which appears on the front of your proxy card in the shaded box, and the password for the meeting.  The password for this meeting is SSSS2020. In the event that you do not have a control number, please contact Computershare as soon as possible and no later than June 24, 2020, so that you can be provided with a control number and gain access to the annual meeting.

Submitting Questions at the Annual Meeting. As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the annual meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1.  ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Each person elected will serve as a director until our 2021 annual meeting of stockholders and until his or her successor is elected and qualifies. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz
•	Paula Mathews
•	Timothy S. Morris
•	David J. Mueller
•	Harold “Skip” Perry

Each of the nominees is a current member of our board of directors.  Detailed information on each nominee is provided on pages 20–24.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of a plurality of all votes cast at the annual meeting, if a quorum is present.  Votes are cast either in person via webcast or by proxy.  There is no cumulative voting in the election of our directors.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Recommendation

Each of the five nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a plurality of all votes cast at such meeting vote in favor of such director for re-election.  A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director.  A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided.  A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.

Our board of directors unanimously recommends a vote “FOR” each of the nominees listed for re-election as directors.

PROPOSAL 2.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the annual meeting, you and the other stockholders will vote, on a non-binding, advisory basis, on the approval of the compensation of our named executive officers as disclosed in this proxy statement.  The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

As an advisory vote, this proposal is not binding on us, our board of directors, or the Compensation Committee of our board of directors. Our board of directors and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Vote Required

The advisory vote on executive compensation is approved by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present.  Votes are cast either in person via webcast or by proxy.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

PROPOSAL 3.  ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

At the annual meeting, you and the other stockholders will vote, on a non-binding, advisory basis, on the frequency of future advisory votes on executive compensation.  This proposal affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information. Under this proposal, stockholders may vote to have the say-on-pay proposal every year, every two years, or every three years.

Our board of directors believes that holding say-on-pay proposals every two years is in the best interests of the Company as it allows our stockholders to better assess the impact of the Company’s performance over the long-term without undue emphasis being placed on short-term changes. We believe this helps to align our stockholders’ input on executive compensation with the goals of our executive compensation program and also provides management with sufficient time to address any concerns about the Company’s compensation programs that shareholders may express.

As an advisory vote, this proposal is not binding on us, our board of directors, or the Compensation Committee of our board of directors.  However, our board of directors and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay proposal.

Vote Required

The option of one year, two years, or three years that receives a majority of all the votes cast at the annual meeting, if a quorum is present, will be the frequency for the non-binding, advisory vote on executive compensation that has been recommended by stockholders. If none of the options receive a majority of the votes cast, it is the intention of our board of directors to treat the option that receives the most votes as the option selected by the stockholders. Votes are cast either in person via webcast or by proxy.  Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Recommendation

Our board of directors unanimously recommends that our stockholders vote to hold future non-binding, advisory votes on executive compensation EVERY TWO YEARS.

PROPOSAL 4.  RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020

The Audit Committee of our board of directors has appointed BDO USA, LLP to be our independent registered public accounting firm for the year ending December 31, 2020.  Representatives of BDO USA, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire.  The representatives also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.  In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Secretary, Nicholas Look, at our offices no later than December 30, 2020 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  If a stockholder desires to nominate a director or present a proposal at the 2021 annual meeting, whether or not the nomination or proposal is intended to be included in the 2021 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary, Nicholas Look, no earlier than December 30, 2020 and no later than January 29, 2021.  Stockholders desiring to nominate a director or submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above.  If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT VOTING OPTIONS: Please detach at perforation before mailing. SMARTSTOP SELF STORAGE REIT, INC. PROXY FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2020 This proxy is solicited on behalf of the SmartStop Self Storage REIT, Inc. Board of Directors. The undersigned stockholder of SmartStop Self Storage REIT, Inc., a Maryland corporation (formerly known as Strategic Storage Trust II, Inc.), hereby appoints James R. Barry and Nicholas Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, the 2020 Virtual Annual Meeting of Stockholders of SmartStop Self Storage REIT, Inc. to be held on June 26, 2020 at 8:30 a.m. (PDT), and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present. To participate in the Virtual Annual Meeting of Stockholders connect via webcast by visiting www.meetingcenter.io/227779788, enter the 14-digit control number from the shaded box on this card. The Password for this meeting is SSSS2020. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” each of the nominees in Item 1, “FOR” Items 2 and 4 and “2 YEARS” for Item 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Virtual Annual Meeting, including matters incident to its conduct. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 SSS_31296_040720 PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VIRTUAL MEETING at the following Website www.meetingcenter.io/227779788 on June 26 at 8:30 a.m. Pacific Time To Participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card The Password for this meeting is SSSS2020

FOR AGAINST ABSTAIN £ £ £ 1YEAR 2YEARS 3YEARS ABSTAIN 1YEAR 2YEARS 3YEARS ABSTAIN £ £ £ £ FOR AGAINST ABSTAIN £ £ £ EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the SmartStop Self Storage REIT, Inc. Virtual Annual Meeting of Stockholders to be held June 26, 2020. The Annual Report and Proxy Statement for this meeting are available at: https://www.proxy-direct.com/sma-31296 Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1, “FOR” ITEMS 2 AND 4, AND “2 YEARS” FOR ITEM 3. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS. A Proposals 1. The election of five directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualifies. Nominees: FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD 01. H. Michael Schwartz £ £ 02. Paula Mathews £ £ 03. Timothy S. Morris £ £ 04. David J. Mueller £ £ 05. Harold “Skip” Perry £ £ 2. The approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement: 3. The approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. 4. The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020. B Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) ─ Please print date below Signature 1 ─ Please keep signature within the box Signature 2 ─ Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx SSS1 31296 M xxxxxxxx / /